SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 30, 2009
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Eact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	1-13740 (Commission File Number)	38-3294588 (IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On March 30, 2009 Pershing Square Capital Management, L.P. (together with its affiliates, “Pershing Square”) extended the deadline for repayment of the $42,500,000 senior secured term loan facility (the “Term Loan Facility”) from Pershing Square to Borders Group, Inc. (the “Company”) to April 1, 2010. The Term Loan Facility was previously to become due on April 15, 2009 and the other terms of the facility remain unchanged.

At the same time, the Company is issuing 100 shares of common stock to Pershing Square at $.65 per share. Under the full ratchet provisions of the Warrant and Registration Rights Agreement, dated as of April 9, 2008 by and between Borders and Computershare Inc. and Computershare Trust Company, N.A. as Warrant Agent (the “Warrant Agreement”), this issuance has the effect of resetting the strike price on Pershing Square’s 14.7 million warrants to $.65 per share. The Company and Pershing Square are also entering into a side letter to the Warrant Agreement (the “Side Letter”) which provides, among other things, that Pershing Square may only exercise their warrants in cumulative 25% tranches quarterly until December 31, 2009, at which point all of the warrants issued under the Warrant Agreement will again be exercisable. These limitations on exercisability will become inapplicable should the Company enter into certain extraordinary transactions.

Pershing Square and the Company have previously described Pershing Square’s offer to purchase the Company’s U.K. Business and the terms of the purchase offer letter, dated as of April 9, 2008 from Pershing Square to Borders (as amended, the “Purchase Offer Letter”). The date by which the Company was obligated to provide Pershing Square with notice of acceptance of the purchase offer for the U.K. Business has passed. Accordingly, the Company will no longer be able to exercise its right under the Purchase Offer Letter to “put” the U.K. Business to Pershing Square.

The foregoing description of the Term Loan Facility, the Warrant Agreement, the Side Letter and the Purchase Offer Letter and the respective amendments thereto does not purport to be complete and is qualified in its entirety by reference to the Term Loan Facility, the Warrant Agreement, the Side Letter and the Purchase Offer Letter and the respective amendments thereto, which are attached hereto as exhibits.

On March 30, 2009, the Company issued a press release, attached hereto as Exhibit 99.1, describing certain matters set forth herein.

ITEM 9.01	Financial Statements and Exhibits.
Exhibits:
10.1(1)	Purchase Offer Letter, dated as of April 9, 2008, between Pershing Square Capital Management, L.P. and Borders Group, Inc.

10.2(2)	Extension of Purchase Offer Letter, dated as of December 22, 2008, between Pershing Square Capital Management, L.P. and Borders Group, Inc.

10.3(3)	Amendment to Purchase Offer Letter, dated as of January 16, 2009, between Pershing Square Capital Management, L.P. and Borders Group, Inc.

10.4(4)	Extension and Amendment of Purchase Offer Letter, dated as of February 13, 2009, between Pershing Square Capital Management, L.P. and Borders Group, Inc.

10.5(1)	Senior Secured Credit Agreement, dated as of April 9, 2008, among Borders Group, Inc., as borrower, the guarantors listed therein, the Lenders listed therein and
Pershing Square Capital Management, L.P. as administrative agent and collateral agent.

10.6(2)	First Amendment to the Senior Secured Credit Agreement, dated as of December 22, 2008, among Borders Group, Inc. as borrower and the guarantors listed therein, the Lenders listed

therein and Pershing Square Capital Management, L.P. as administrative agent and collateral agent.

10.7(4)	Second Amendment to the Senior Secured Credit Agreement, dated as of February 13, 2009, among Borders Group, Inc. as borrower and the guarantors listed therein, the Lenders listed therein and Pershing Square Capital Management, L.P. as administrative agent and collateral agent.

10.8	Third Amendment to the Senior Secured Credit Agreement, dated as of March 30, 2009, among Borders Group, Inc. as borrower and the guarantors listed therein, the Lenders listed therein and Pershing Square Capital Management, L.P. as administrative agent and collateral agent.

10.9(1)	Warrant and Registration Rights Agreement, dated as of April 9, 2008 by and between Borders Group, Inc. and Computershare Inc. and Computershare Trust
Company, N.A., as Warrant Agent.

10.10	Side Letter to the Warrant and Registration Rights Agreement, dated as of March 30, 2009 from Borders Group, Inc. to Pershing Square Capital Management,
L.P.

10.11	Subscription and Purchase Agreement, dated as of March 30, 2009 by and between Pershing Square, L.P. and Borders Group, Inc.

99.1	Press release issued by Borders Group, Inc. on February 17, 2009.

__________________________________

(1) Incorporated by reference from the Company’s Current Report on Form 8-K dated April 9, 2008 (File No. 1-13740).
(2) Incorporated by reference from the Company’s Current Report on Form 8-K dated December 22, 2008 (File No. 1-13740).
(3) Incorporated by reference from the Company’s Current Report on Form 8-K dated January 20, 2009 (File No. 1-13740).
(4) Incorporated by reference from the Company’s Current Report on Form 8-K dated February 13, 2009 (File No. 1-13740).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc.
(Registrant)

Dated:	March 31, 2009	By: /s/ MARK BIERLEY
Mark Bierley
Executive Vice President
and Chief Financial Officer